SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
     SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
SecuritiesExchange Act of 1934
(Amendment No. )

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Filed by a Party other than the Registrant [ ]

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[ ]	Definitive Proxy Statement		(as permitted by Rule14a-6(e)(2))

[ ]	Definitive Additional Materials
[X]	Soliciting Material Under Rule 14a-12

THERASENSE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Filed by TheraSense, Inc. pursuant to Rule 14a-12
of the Securities and Exchange Act

        The following is a presentation given to employees of TheraSense, Inc. on January 13, 2004, regarding the merger with Abbott Laboratories:

Mark Lortz

Chairman, President & CEO

The News

  Abbott will acquire TheraSense

  Purchase price is $27.00 a share cash

  Approximately $1.3 billion transaction

  Deal is subject to regulatory and stockholder approvals

  Anticipated close early in second quarter of 2004

How Does this Help TheraSense Achieve its Mission?

  The combined company will be competitive with the market leaders in terms of sales, marketing, research and development resources

  It will give our present and future products an expanded global reach

Why is This good for the TheraSense Team?

  Abbott is an excellent company

  They share the elements of our culture that make TheraSense a great place
    Our mission of improving the lives of people with diabetes

    Our customer focus

    Our values

  Abbott’s Vision and Central Purpose reads:
    Vision: Abbott’s vision is to be the world’s premiere health care company by being the best health care supplier, employer, business partner, investment and neighbor.

    Central Purpose: To develop breakthrough health care products that advance patient care for diseases with the greatest unmet medical need.

Employee Matters

  Our Alameda facility will be maintained and expanded

  The importance of keeping employees at TheraSense was stressed by Abbott throughout the negotiations

  All options will be vested and “cashed out”

  ESPP Program maintained until closing

Employee Matters

  Employees shall receive compensation and benefits comparable to similarly situated employees of Abbott

  Abbott has won numerous awards for their employment practices, including:
    Third best benefits package in the country (Money)

    “50 Best Companies for Asians, Blacks and Hispanics” (Fortune)

    “100 Best Companies for Working Mothers (Working Mother)

    “10 Best Companies for Women” (Health)

Stock Option Treatment

  The vesting of outstanding options will be accelerated upon consummation of the merger.

  Outstanding options will be cashed out upon consummation of the merger

  Subtract the exercise price of your option from $27.00 and multiply that by the number of shares subject to the option
    If employee Able has a stock option for 1,000 shares with an exercise price of $13. it would be worth: ( $27.00 - $13.00 ) x 1,000 = $14,000

  We recently approved the grant of options for 900,473 shares to employees of TheraSense based on our performance against our 2003 Bonus Plan goals
    Upon Consummation of the merger TheraSense employees will receive $6.1 million to cash out these options

Employee Stock Purchase Program

  This will be continued through the final payroll prior to the closing and then terminated following a final purchase date.

  Payroll deduction rates may not be increased

  Based on current payroll deduction rates TheraSense employees will be paid approximately $5.8 million at the closing of the merger for shares to be purchased on the final purchase date.

What Now?

  Stay focused on business

  Transition will take some time

  Let us know of questions and concerns

In connection with the proposed merger, TheraSense will file a proxy statement and other relevant documents with the Securities and Exchange Commission (SEC). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AS IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND RELATED MATTERS. INVESTORS AND SECURITY HOLDERS WILL HAVE ACCESS TO FREE COPIES OF THE PROXY STATEMENT (WHEN AVAILABLE) AND OTHER DOCUMENTS FILED WITH THE SEC BY

THERASENSE THROUGH THE SEC WEB SITE AT WWW.SEC.GOV. THE PROXY STATEMENT AND RELATED MATERIALS MAY ALSO BE OBTAINED FOR FREE (WHEN AVAILABLE) FROM THERASENSE BY DIRECTING A REQUEST TO: INVESTOR RELATIONS, THERASENSE, INC., 1360 SOUTH LOOP ROAD, ALAMEDA, CA 94502; PHONE (510) 749-5400.

TheraSense and its directors, executive officers, certain members of management and employees, may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of TheraSense’s stockholders in connection with the proposed merger is set forth in TheraSense’s annual report on Form 10-K for the fiscal year ended December 31, 2002 filed with the SEC on March 27, 2003 and proxy statement for its 2003 annual meeting of stockholders filed with the SEC on March 27, 2003. Additional information will be set forth in the proxy statement when it is filed with the SEC.

Forward-Looking Statements

Except for historical information contained herein, statements contained in this document may constitute “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are neither promises nor guarantees, but involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those set forth in the forward-looking statements, including, with limitation the risk that the merger may not be consummated, if at all, and other risks concerning TheraSense and Abbott and their respective operations that are detailed in the periodic filings with the SEC of TheraSense and Abbott, including their most recent filings on Form 10-Q.